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                                                                  Exhibit (h)(3)

                                 THIRD AMENDMENT
                                       TO
                          COMPLIANCE SERVICES AGREEMENT

      AMENDMENT ("Amendment") dated as of December 31, 2007, between The Coventry Group (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and Citi Fund Services Ohio, Inc., formerly known as BISYS Fund Services Ohio, Inc. ("Citi"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to that certain Compliance Services Agreement dated September 27, 2004, as amended by two amendments both dated May 17, 2007 (as amended, the "Agreement"), under which Citi performs compliance services for the Trust.

      WHEREAS, the parties hereto wish to add a Fund to the Agreement and set forth such Fund's portion of the fees payable under the Agreement.

      NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

      1. The Thrasher GendeX Fund (the "Fund"), a series of the Trust, will be covered by the Agreement.

      2. In consideration of Citi providing services under the Agreement with respect to the Fund, the Trust will pay Citi $20,000 annually, plus applicable expenses as provided in the Agreement.

      3.    This Amendment shall be effective as of August 16, 2007.

      4. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

      5. Except as expressly set forth herein, all other provisions of the Agreement shall remain unchanged and in full force and effect.

      6. Capitalized terms not otherwise defined in this Amendment have the same meaning as set forth in the Agreement.

                                    * * * * *

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      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COVENTRY GROUP

By: /s/ David Bunstine
    --------------------------
Name: C. David Bunstine
Title: President

CITI FUND SERVICES OHIO, INC.

By: /s/ Fred Naddaff
    --------------------------
Name: Fred Naddaff
Title: President

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